FOR IMMEDIATE RELEASE
The Oncology Institute Announces Promotions for Dr. Daniel Virnich and Dr. Matt Miller

Leaders Will Take on Expanded Roles in Response to TOI’s Rapid Growth

CERRITOS, Ca. – March 7, 2022 – The Oncology Institute of Hope and Innovation (NASDAQ: TOI), one of the largest value-based oncology groups in the United States, announced the promotions of Dr. Daniel Virnich to President and Dr. Matt Miller to Chief Operating Officer, effective March 15.

TOI’s CEO Brad Hively commented, “I am thrilled to recognize these two outstanding leaders for their contributions to TOI and our patients. In their expanded leadership roles, Dr. Virnich and Dr. Miller will play an even more important role in TOI’s growth. I am confident that their leadership will be an asset to our patients, our partners, and our teammates.”

As President, Dr. Virnich will oversee the Operations, Clinical, Compliance, Marketing, Physician Dispensary, and Human Resources functions at TOI. Since joining TOI in 2020 as Chief Operating Officer, Dr. Virnich has played an instrumental role in launching new service lines, improving patient satisfaction, and expanding the organization into new markets. Prior to joining TOI, Dr. Virnich served as President of the Florida market at DaVita Medical Group, and Chief Medical Officer at TeamHealth Acute Care Services. He received his M.D. from the University of Chicago, and his M.B.A. from the Kellogg School of Management at Northwestern University.

Since joining TOI in 2020, Dr. Miller has focused on tangible improvements to TOI’s operations that have had a meaningful impact on the experience of patients, physicians, and payor partners. Under his leadership, TOI has improved the reliability, efficiency, and transparency of centralized teams, and implemented new tools and infrastructure in preparation for TOI’s rapid growth. As Chief Operating Officer, Dr. Miller will oversee all field and central operations nationally for TOI, as well as our technology and new market implementation teams. Before joining TOI, Dr. Miller served as Senior Vice President of Clinical Strategy at Landmark Health, and before Landmark was part of the healthcare consulting practice at McKinsey & Company. Dr. Miller holds joint M.D. and M.B.A. degrees from the University of California, Los Angeles, and a B.A. from Harvard.

About The Oncology Institute

Founded in 2007, The Oncology Institute of Hope and Innovation (TOI) is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 1.6 million patients including clinical trials, stem cell transplants, transfusions, and other care delivery models traditionally associated with the most advanced healthcare organizations. With 80+ employed clinicians and more than 600 teammates in more than 50 clinic locations and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995.

Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of The Oncology Institute and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of The Oncology Institute. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which The Oncology Institute may become a party or governmental investigations to which The Oncology Institute may become subject that could interrupt or limit The Oncology Institute’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in The Oncology Institute’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of COVID-19 on The Oncology Institute’s business; those factors discussed in the documents of The Oncology Institute filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that The Oncology Institute presently know or currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect The Oncology Institute’s expectations, plans or forecasts of future events and views as of the date of this press release. The Oncology Institute anticipates that subsequent events and developments will cause The Oncology Institute’s assessments to change. The Oncology Institute does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing The Oncology Institute’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media

The Oncology Institute
Julie Korinke
juliekorinke@theoncologyinstitute.com
(562) 735-3226 x 88806

Revive
Michael Petrone
mpetrone@reviveagency.com
(615) 760-4542

Investors
Solebury Trout
Maria Lycouris
investors@theoncologyinstitute.com